Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-104493

                                                           Prospectus Supplement
                                            (to Prospectus dated April 24, 2003)

                            LNR PROPERTY CORPORATION

         5.5% Contingent Convertible Senior Subordinated Notes Due 2023

This Prospectus Supplement supplements the Prospectus dated April 24, 2003 relating to $235,000,000 aggregate principal amount of our 5.5% Contingent Convertible Senior Subordinated Notes Due 2023 and the shares of our common stock into which those Notes are convertible.

The following are the Selling Securityholders at the date of this Prospectus Supplement. We obtained the information about Notes beneficially owned and that may be offered by the Prospectus, and about shares of Common Stock beneficially owned, from the individual Selling Securityholders. We have not attempted to verify that information.

-----------------------------------------------------------------------------------------------------------------
                                              Principal Amount of Notes
         Selling Securityholder              Beneficially Owned and That May          Number of Shares of Common
                                              Be Offered by this Prospectus           Stock Beneficially Owned(1)
-----------------------------------------------------------------------------------------------------------------
Innovest Finanzdienstle                               $1,500,000                               33,127
S.A.C. Capital Associates, LLC                        $2,000,000                               44,169
BNP Paribas Equity Strategies, SNC                   $11,571,000                              255,543
CooperNeff Convertible Strategies
   (Cayman) Master Fund, LP                           $7,917,000                              174,845
Context Convertible Arbitrage Offshore
   Ltd.                                                 $415,000                                9,165
Context Convertible Arbitrage Fund, LP                  $665,000                               14,686
Arkansas PERS                                           $385,000                                8,502
ICI American Holdings Trust                             $125,000                                2,760
Zeneca Holdings Trust                                   $135,000                                2,981
Delaware PERS                                           $540,000                               11,925
Syngenta AG                                              $90,000                                1,987
Prudential Insurance Co of America                       $35,000                                  772
Boilermakers Blacksmith Pension Trust                   $500,000                               11,042
State of Oregon/Equity                                $1,700,000                               37,544
Duke Endowment                                           $95,000                                2,098
Louisiana CCRF                                           $70,000                                1,545
Delta Airlines Master Trust                             $225,000                                4,969
Froley Revy Investment Convertible
   Security Fund                                         $55,000                                1,214
Sturgeon Limited                                      $1,512,000                               33,392
JP Morgan Securities Inc.                            $12,750,000                              281,581

-----------------------------------------------------------------------------------------------------------------
                                              Principal Amount of Notes
         Selling Securityholder              Beneficially Owned and That May          Number of Shares of Common
                                              Be Offered by this Prospectus           Stock Beneficially Owned(1)
-----------------------------------------------------------------------------------------------------------------
Akela Capital Master Fund, Ltd.                       $5,000,000                              110,424
Laurel Ridge Capital LP                               $1,000,000                               22,084
Alpine Associates                                     $9,700,000                              214,222
Alpine Partners, L.P.                                 $1,300,000                               28,710
Tribeca Investments L.T.D.                            $2,000,000                               44,169
Grace Convertible Arbitrage Fund, Ltd.                $5,000,000                              110,424
LLT Limited                                             $156,000                                3,445
Wachovia Securities Inc.                              $8,500,000                              187,720
Common Fund Event Driven Co, Ltd. c/o
   Levco                                                 $65,000                                1,435
Levco Alternative Fund Ltd.                           $2,197,000                               48,520
Citi JL Ltd.                                             $87,000                                1,921
Lyxor/JLC Fund Ltd.                                     $167,000                                3,688
Purchase Associates, L.P.                               $484,000                               10,689
Highbridge International LLC                         $33,000,000                              728,798
Forest Fulcrum Fund LLP                                 $404,000                                8,922
BGI Global Investors c/o Forest
   Investment Management LLC                            $168,000                                3,710
Forest Multi-Strategy Master Fund SFC,
   on behalf of Series F,
   Multi-Strategy Segregated Portfolio                  $204,000                                4,505
Zurich Master Hedge Fund c/o Forest
   Investment Management LLC                            $260,000                                5,742
Forest Global Convertible Fund
   Series A-5                                         $1,896,000                               41,872
Lyxor Master Fund c/o Forest Investment
   Management LLC                                       $632,000                               13,957
Relay 11 Holdings c/o Forest Investment
   Management LLC                                        $80,000                                1,766
RBC Alternative Assets LP c/o Forest
   Investment Management LLC                            $160,000                                3,533
RBC Alternative Assets LP                               $500,000                               11,042
Sphinx Convertible Arbitrage c/o Forest
   Investment Management LLC                             $40,000                                  883
Banc of America Securities LLC                        $4,000,000                               88,339
Sunrise Partners Limited Partnership                 $13,875,000                              306,426
Man Convertible Bond Master Fund, Ltd.                $3,622,000                               79,991
St. Thomas Trading, Ltd.                             $10,378,000                              229,196
Arbitex Master Fund L.P.                              $3,000,000                               66,254
Thomas Weisel Partners                                  $350,000                                7,729
Deutsche Bank Securities Inc.                         $2,395,000                               52,893

-----------------------------------------------------------------------------------------------------------------
                                              Principal Amount of Notes
         Selling Securityholder              Beneficially Owned and That May          Number of Shares of Common
                                              Be Offered by this Prospectus           Stock Beneficially Owned(1)
-----------------------------------------------------------------------------------------------------------------
DBAG Tewksbury Capital                                  $250,000                                5,521
Zurich Institutional Benchmarks Master
   Fund LTD                                           $2,050,000                               45,273
Zazove Income Fund L.P.                               $2,850,000                               62,941
Zazove Hedged Convertible Fund L.P.                   $2,850,000                               62,941
Zazove Convertible Arbitrage Fund L.P.                $3,550,000                               78,401
HFR CA Select Fund                                    $1,050,000                               23,189
San Diego County Employees Retirement
   Association                                        $1,650,000                               36,439
Sage Capital                                          $5,500,000                              121,466
Royal Bank of Canada                                  $1,000,000                               22,084
CQS Convertible & Quantitative
   Strategies Master Fund Limited                    $16,000,000                              353,356
Alexandra Global Master Fund, Ltd                     $3,500,000                               77,296
Quest Global Convertible Master Fund,

   Ltd.                                               $1,000,000                               22,084
                                                    ------------                            ---------
                                                    $194,155,000                            4,287,847

(1) Including the shares the selling securityholder would acquire if the selling securityholder converted all its Notes.

August 12, 2003